Exhibit 99.1

FOR IMMEDIATE RELEASE

SOFTECH ANNOUNCES FIRST QUARTER FINANCIAL RESULTS FOR FIRST QUARTER FY 2009

LOWELL, Mass. – October 17, 2008 – SofTech, Inc. (OTCBB:SOFT), a proven provider of product lifecycle management (PLM) solutions, today announced financial results for the first quarter of Fiscal Year 2009 (quarter ended August 31, 2008). Revenue for Q1 2009 was $2.5 million as compared to $2.7 million for Q1 2008. The Company’s results of operations improved substantially, with the Company’s net income increasing by approximately $418,000 from $1,000 ($.00 per share) in Q1 2008 to approximately $419,000 ($.03 per share) in Q1 2009.

Net Cash flows from operating activities also improved considerably during Q1 2009, increasing from approximately $48,000 (Q1 2008) to approximately $255,000 (Q1 2009). The Consolidated Statement of Cash Flows for the fiscal quarters ended August 31, 2008 and 2007 is provided on the attached Financial Summary.

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), a non- GAAP financial measure, also improved during Q1 2009, increasing from $733,000 (Q1 2008) to $766,000 (Q1 2009), a 4.5% increase.  A reconciliation of EBITDA to Net Loss is provided on the attached Financial Summary.

The Company’s revenue is derived almost entirely from technology acquisitions completed between 1997 and 2002, and the Company’s operations are not capital intensive.  As of August 31, 2008, approximately 5.5% of the Company’s assets represent amortizable intangible assets related to these historical acquisitions. The Company does not anticipate making further acquisitions in the foreseeable future.  For the quarter ended August 31, 2008, amortization expense related to these intangible assets was approximately 5% of total expenses and 4% of total revenue. Further, the periods over which these intangible costs are expensed are highly judgmental.

The Company believes that EBITDA is useful supplemental information for investors, when considered along with net income and other income statement data.   The Company believes that EBITDA is useful because it provides investors with information concerning the potential longer term profitability of the Company’s technology assets (subsequent to full amortization of costs), as amortization of acquisition costs has been added back to net income in arriving at EBITDA.  Further, management believes that EBITDA provides a useful financial metric by which the Company can be compared with other companies that have different capital structures (interest (a cost of capital) has been added back to net income in arriving at EBITDA).  It is also management’s belief that this non-GAAP measure of performance continues to be used in the investment community as a financial metric for business valuation purposes.

However, the Company believes that EBITDA is not a substitute for cash flow from operating activities, which is disclosed above and in the Company’s financial statements. Investors should carefully review the financial statements of the Company in their entirety in order to obtain a complete understanding of the Company’s financial condition and results of operations.

About SofTech

SofTech, Inc. (OTCBB: SOFT) is a proven provider of product lifecycle management (PLM) solutions, including its flagship ProductCenter™ PLM solution, and its computer-aided design and manufacturing (CAD/CAM) products, including CADRA™ and Prospector™.

SofTech's solutions accelerate products and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech solutions, including General Electric Company, Goodrich, Honeywell, Siemens, Sikorsky Aircraft, U.S. Army, and Whirlpool Corporation. Headquartered in Lowell, Massachusetts, SofTech (www.softech.com) has locations and distribution partners throughout North America, Europe, and Asia.

SofTech, CADRA, ProductCenter and Prospector are registered trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

Forward Looking Statements

The statements made herein may represent “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, whether we will be able to generate sufficient cash flow from operations to fund working capital needs, maintain the existing relationship with our lender, successfully introduce and attain market acceptance of planned new products, attract and retain qualified personnel, in an extremely competitive environment, both in our existing markets and in new territories and the potential obsolescence of our technologies.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this release. Except as otherwise required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this release to reflect any change in our expectations or any change in events, conditions or circumstances on which any of our forward-looking statements are based. We qualify all of our forward-looking statements by these cautionary statements.

Contact: Jean J. Croteau

  President

  (978) 458-3420

SOFTECH, INC.

FINANCIAL SUMMARY

(In thousands, except per share data)

Statements of Operations (unaudited):

	For the Three Month Period Ended
	August 31, 2008	August 31, 2007
Revenue	$2,554	$2,716
Income from operations	674	360
Net income	419	1
Income per share	.03	.00

SOFTECH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Three Months Ended August 31,

(unaudited)

	2008	2007
	(in thousands)
Cash flows from operating activities:
Net income	$419	$1
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	117	373
Provision for uncollectible accounts	25	-

Change in operating assets and liabilities:
Accounts receivable	447	142
Prepaid expenses and other assets	(52)	29
Accounts payable and accrued expenses	(146)	(186)
Deferred revenue	(555)	(311)
Total adjustments	(164)	47
Net cash provided by operating activities	255	48

Cash flows from financing activities:
Repayments under debt agreements	(378)	(146)
Repayments under capital lease	(31)	(8)
Net cash used in financing activities	(409)	(154)
Effect of exchange rates on cash	47	(2)
Net decrease in cash and cash equivalents	(107)	(108)
Cash and cash equivalents, beginning of year	900	1,048
Cash and cash equivalents, end of year	$793	$940

Reconciliation of EBITDA to Net Income (unaudited):

To arrive at EBITDA, net loss, calculated in accordance with GAAP, is adjusted below by adding back interest expense, taxes, non-cash expenses related to amortization of intangible assets resulting from acquisitions, and depreciation expense.

	For the Three Month Period Ended		Percentage of Total Expense August 31,2008	Percentage of Total Expense August 31, 2007
	August 31, 2008	August 31, 2007
Net income	$419	$1
Plus: Interest Expense	230	359	11%	13%
Plus: Depreciation Expense	16	19	1%	1%
Plus: Amortization Expense	101	354	5%	13%
EBITDA	766	733

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